UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________


                                    FORM 8-K



                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report(Date of Earliest Event Reported): November 12, 2001


                           TEXAS NEVADA OIL & GAS CO.

              (Exact name of Registrant as specified in its charter)


                TEXAS              0 - 33027              75-1779657
          (state or other         (Commission          (I.R.S. Employer
          jurisdiction of         File Number)        identification No.)
           incorporation)


                            One Riverway, Suite 1700
                              Houston, Texas 77056
               (Address of Principal Executive Offices)(Zip Code)


                                 (713) 961-2696
             (Registrant's  telephone number, including area  code)


         (Former name or former address, if changed since last report.)


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ITEM  2.     Acquisition  or  Disposition  of  Assets.

TEXAS NEVADA OIL & GAS CO., a Texas corporation and wholly owned subsidiary of Unicorp, Inc. ("Unicorp"), entered into a definitive Plan and Agreement of Merger ("Merger Agreement") dated July 31, 2001 with Houston American Energy Corp., a Delaware corporation ("Houston American"). Houston American is an oil and gas exploration and production company that currently conducts its business activities in the State of Texas. Subsequently we entered into Amended and Restated Merger Agreements ("Amendments" and collectively the "Amended Merger Agreement") the latest on September 26, 2001, which was ratified and approved by our sole director on November 12, 2001.

Prior to the merger, Unicorp will spin-off the shares of our common stock to Unicorp's stockholders as a dividend so that we are no longer a subsidiary of Unicorp. We have registered these shares under the Exchange Act by filing a Form 10-SB, which became effective in September 2001. Since the effective date of the Form 10-SB, we have been a fully reporting company under the Exchange Act. As a result of the spin-off and other actions reported herein, we will have 596,469 shares outstanding held by 997 shareholders, all of whom hold at least 100 shares.

Pursuant to the Amended Merger Agreement, we will be merged into Houston American and our shareholders will receive an aggregate of 596,469 shares of Houston American common stock, or one share of Houston American for each share of our common stock surrendered. Houston American stockholders will retain their current shares of Houston American common stock, an aggregate of 11,403,414 shares, so that our shareholders will hold 5% of the issued and outstanding common stock of Houston American after the Merger. The terms and provisions of the Amended Merger Agreement are attached to this report as
Exhibit  2.1  and  are  incorporated  herein  by  reference.

Upon the effectiveness of the merger, Houston American will be the surviving entity, our separate existence will cease, and Houston American will succeed to all of our rights and properties and shall be subject to all of our debts and liabilities. Additionally, as our successor, Houston American will succeed to our status as a fully reporting public company under the Exchange Act. Our board of directors and that of Houston American have approved the Amended Merger Agreement.

The foregoing description of the Amended Merger Agreement, the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement, which is attached hereto as an exhibit and incorporated herein by reference. The completion of the merger was approved by the consent of a majority of our shareholders and over two-thirds of Houston American's stockholders, subject to Houston American's completion, filing and effectiveness of the registration statement on Form S-4. Houston American has filed a registration statement on Form S-4 covering the shares to be delivered to our shareholders in the Merger and otherwise describing its business, the Merger and other aspects of the transaction.

The transaction was accomplished through arms-length negotiations between our management and Houston American's management. There was no material relationship between the stockholders of Houston American or any of Houston American's affiliates, any of our directors or officers, or any associate of any of our directors or officers, prior to this transaction.


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ITEM  5.     Other  Events.

Forward Stock Split in Anticipation of Closing Under Amended Merger Agreement

     We have declared a 596,469 for 1,000 forward common stock split effective November 12, 2001 ("Record Date") and prior to the spin-off. Our sole shareholder Unicorp will be entitled to receive 596,469 shares of common stock for the 1,000 shares of common stock owned on the Record Date. No fractional share interests will be created as a result of this forward split.

     The forward split has been authorized to fulfill a condition of closing the merger into Houston American as set forth in the Amended Merger Agreement and this action does not require shareholder approval.

     A copy of the Amended Merger Agreement is attached as an Exhibit. No assurance can be made that the transaction will close under the Amended Merger Agreement or that the terms of the Amended Merger Agreement will not be modified before closing.


ITEM  7.     Financial  Statements  and  Exhibits.

     (c)     Exhibits

             Exhibit No. Identification  of Exhibit

               2.1* Amended and Restated Plan and Agreement of Merger dated as of September 26, 2001, between Texas Nevada Oil & Gas Co. and Houston American Energy Corp.

                *        Filed  herewith.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TEXAS  NEVADA  OIL  &  GAS  CO.



Dated:  November 12, 2001             BY:  /S/  Louis  G.  Mehr
                                           LOUIS  G.  MEHR,  President


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